Exhibit 32.1
Certification of Chief Executive Officer Pursuant to
18 U.S.C. Section 1350
as Adopted Pursuant to Section 906 of the Sarbanes
-Oxley Act of 2002
In connection with the Quarterly
Report of USCB Financial Holdings, Inc. (the
“Company”) on Form 10-Q for the
quarter
ended June 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Luis de la
Aguilera, as
President and
Chief Executive
Officer of
the Company,
certify,
to the
best of
my knowledge,
pursuant to
18
U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes
-Oxley Act of 2002, that:
1)
The
Report
fully
complies
with
the
requirements
of
Section 13(a) or
15(d),
as
applicable,
of
the
Securities
Exchange Act of 1934; and
2)
The
information
contained
in
the
Report
fairly
presents,
in
all
material
respects,
the
financial
condition
and
results of operations of the Company.
/s/ Luis de la Aguilera
Luis de la Aguilera
Chairman, President and Chief Executive Officer
Date: August 7, 2026